POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file an Annual Report on Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, THOMASL. FEAZELL and DAVID L. HAUSRATH, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 6, 1997



/s/ Paul W. Chellgren                                      /s/ Ralph E. Gomory
------------------------------------------                 -----------------------------------------
Paul W. Chellgren, Chairman of the Board                   Ralph E. Gomory, Director
and Chief Executive Officer



/s/ J. Marvin Quin                                         /s/ Mannie L. Jackson
------------------------------------------                 -----------------------------------------
J. Marvin Quin, Senior Vice President                      Mannie L. Jackson, Director
and Chief Financial Officer



/s/ Jack S. Blanton                                        /s/ Patrick F. Noonan
------------------------------------------                 -----------------------------------------
 Jack S. Blanton, Director                                 Patrick F. Noonan, Director



/s/ Thomas E. Bolger                                       /s/ Jane C. Pfeiffer
------------------------------------------                 -----------------------------------------
Thomas E. Bolger, Director                                 Jane C. Pfeiffer, Director



/s/ Samuel C. Butler                                       /s/ Michael D. Rose
------------------------------------------                 -----------------------------------------
Samuel C. Butler, Director                                 Michael D. Rose, Director



/s/ Frank C. Carlucci                                      /s/ William L. Rouse, Jr.
------------------------------------------                 -----------------------------------------
Frank C. Carlucci, Director                                William L. Rouse, Jr., Director



                                                           /s/ Robert B. Stobaugh
                                                           -----------------------------------------
                                                           Robert B. Stobaugh, Director


                                ASHLAND INC.

                     Assistant Secretary's Certificate

     I,  T.  CODY  WALES,  an  Assistant   Secretary  of  Ashland  Inc.,  a
Commonwealth of Kentucky corporation (the "Corporation"), do hereby certify as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on November 6, 1997; at such meeting a quorum was present and acting throughout; and such resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on this 10th day of November, 1997.

                                           /s/ T. C. Wales
                                          ------------------------
                                          T. C. Wales
                                           Assistant Secretary


[S E A L]

                                 EXHIBIT A

             Board Resolutions Related to Annual Report on Form 10-K

The Chairman called attention to the Corporation's Annual Report on Form 10-K, a draft of which was previously circulated to the Board. After discussion, upon motion duly made and seconded, the following resolutions were unanimously adopted:

         RESOLVED, that the Corporation's Annual Report to the Securities and Exchange Commission ("SEC") on Form 10-K (the "Form 10-K") in the form previously circulated to the Board in preparation for the meeting be, and it hereby is, approved with such changes as the Chairman of the Board, any Vice President, the Secretary or David
         L. Hausrath ("Authorized Persons") shall approve, the execution and filing of the Form 10-K with the SEC to be conclusive evidence of such approval; provided, however, that without derogating from the binding effect of the above, it is understood that an Authorized Person shall cause the distribution, prior to the filing with the SEC, of a copy of such Form 10-K to the directors in substantially that form which is to be filed with the SEC and that each director's oral concurrence with respect to such form shall be obtained prior to the filing with the SEC;

         FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to file with the SEC the Form 10-K and any amendments thereto on Form 10-K/A and/or any other applicable form; and

         FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized and directed to take such other action as may be necessary and proper to implement the foregoing resolutions.